Prudential Municipal Series Fund
For the fiscal year ended 8/31/02
File No. 811-4023

SUB-ITEM 77-0

  EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

Florida Series

1.   Name of Issuer:
  South Broward Hospital

2.   Date of Purchase
  02/08/02

3.   Number of Securities Purchased
  10,000

4.   Dollar Amount of Purchase
  $1,000,000

5.   Price Per Unit
       $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased
  Salomon Smith Barney

7.   Other Members of the Underwriting Syndicate
Salomon Smith
Barney
Prudential
Securities Inc.
The Chapman
Company
UBS
PaineWebber Inc.